Exhibit 77Q(1)(e)(ii)


Interim Sub-advisory Agreement dated March 9,
2007, among the Registrant, on behalf of IXIS
Moderate Diversified Portfolio, IXIS Advisors and
Hansberger Global Investors, Inc. is incorporated by reference to exhibit (d)(12) to PEA No. 35 to the Registration Statement filed on April 27, 2007
(Accession No. 0001193125-07-093660 ).